                                                                 Exhibit 99.3
                                       Form of Receivables Purchase Agreement


     RECEIVABLES PURCHASE AGREEMENT dated as of                      ,
                                                ---------------------
between                                , a                  corporation, as
        -------------------------------    ----------------
seller (the "Seller"), and FINANCIAL ASSET SECURITIES CORP. a Delaware corporation, as purchaser (the "Purchaser").

     WHEREAS in the regular course of its business, the Seller has purchased certain motor vehicle retail installment sale contracts secured by new and used automobiles, light-duty trucks and vans from motor vehicle dealers; and

     WHEREAS the Purchaser wishes to purchase such contracts, certain additional contracts and rights related thereto from the Seller and to convey all right, title and interest in and to such contracts and rights to FASCO
Auto Trust 199   -    (the "Trust");
              --- ---

     WHEREAS the Seller and the Purchaser wish to set forth the terms pursuant to which the Seller will sell the contracts and related rights to the Purchaser;

     NOW, THEREFORE, in consideration of the foregoing, other good and valuable consideration and the mutual terms and covenants contained herein, the parties hereto agree as follows:


                                  ARTICLE I

                             Certain Definitions
                            -------------------

     Terms not defined in this Agreement shall have the meaning set  forth in
the Pooling and Servicing Agreement dated as of                           ,
                                                --------------------------
among Financial Asset Securities Corp., as depositor,
                                                      ---------------------
    , as trustee,                           , as servicer, and
- ----              --------------------------
             , as backup servicer. As used in this Agreement, the following terms shall, unless the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms of the terms defined):

     "Agreement" shall mean this Receivables Purchase Agreement, as the same
      ---------
may be amended and supplemented from time to time.

     "Assignment" shall mean the document of assignment substantially in the
      ----------
form of Exhibit A.

     "Closing Date" shall mean                                .
      ------------             -------------------------------

     "Cutoff Date" shall mean the Initial Cutoff Date or any Subsequent
      -----------
Cutoff Date.

     "Initial Cutoff Date" shall mean                               .
      -------------------             ------------------------------

     "Initial Receivables" shall mean the Receivables listed on Schedule I
      -------------------
hereto on the Closing Date.

     "Pooling and Servicing Agreement" shall mean the Pooling and Servicing
      -------------------------------
Agreement dated as of ________________________, among Financial Asset Securities Corp., as depositor, ___________________________, as trustee, ____________________________, as servicer, and ______________________, as backup servicer, as the same may be amended or supplemented from time to time.

     "Prospectus Supplement" means the prospectus supplement dated __________
      ---------------------
to the Prospectus dated __________ relating to the Certificates.

     "Purchaser" shall mean Financial Asset Securities Corp., a Delaware
      ---------
corporation, its successors and assigns.

     "Receivable" shall mean any Contract listed on Schedule I hereto (which
      ----------
Schedule may be in the form of microfiche), as such Schedule shall be supplemented on each Subsequent Transfer Date to reflect the transfer of Subsequent Receivables to the Purchaser pursuant to Section 2.02.

     "Repurchase Event" shall have the meaning specified in Section 6.02.
      ----------------

     "Schedule of Receivables" shall mean the list of Receivables annexed
      -----------------------
hereto as Schedule I, as supplemented on each Subsequent Transfer Date to reflect the transfer by the Seller to the Purchaser of the Subsequent Receivables.

     "Seller" shall mean                                  , a
      ------             ---------------------------------
         corporation, its successors and assigns.

     "Subsequent Receivables" shall mean the Receivables sold by the Seller
      ----------------------
to the Purchaser after the Closing Date, which shall be listed on Schedule I to the related Subsequent Purchase Agreement.

     "Subsequent Receivables Purchase Price" shall have the meaning assigned
      -------------------------------------
to such term in the applicable Subsequent Purchase Agreement.

     "Subsequent Purchase Agreement" shall have the meaning specified in
      -----------------------------
Section 2.02(b)(i).

     "Transfer Agreement" means the Transfer Agreement dated as of
      ------------------
______________, between the Seller and the Trust.

     "Trust" means FASCO Auto Trust 199   -   , created pursuant to the
      -----                            --- ---
Pooling and Servicing Agreement.


                                  ARTICLE II

                          Conveyance of Receivables
                          -------------------------

     SECTION 2.01.  Conveyance of Receivables.  In consideration of the
                    -------------------------
Purchaser's delivery to or upon the order of the Seller of $_______________, the Seller does hereby sell, transfer, assign, set over, and otherwise convey to the Purchaser, without recourse (subject to the obligations of the Seller herein), all right, title and interest of the Seller in and to (but none of the obligations of the Seller with respect to):

     (a) the Initial Receivables, and all moneys received thereon on and after the Initial Cutoff Date plus all related Payaheads as of the Initial Cutoff Date;

     (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Initial Receivables, any other right to realize upon property securing any Initial Receivable and any other interest of the Seller in such Financed Vehicles;

     (c) any proceeds with respect to the Initial Receivables from claims on any Insurance Policies relating to the related Financed Vehicles or Obligors;

     (d) proceeds of any recourse (but none of the obligations) to Dealers on Initial Receivables;

     (e) any Financed Vehicle that shall have secured an Initial Receivable and shall have been acquired by or on behalf of the Seller, the Purchaser or, upon the conveyance of the Initial Receivables
                                      2
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by  the Purchaser  to the  Trust contemplated  by the  Pooling and  Servicing
Agreement, the Servicer or the Trust;

     (f)  the related Receivable Files; and

     (g)  the proceeds of any and all of the foregoing.

     SECTION 2.02.  Conveyance of Subsequent Receivables.  (a)  Subject to
                    ------------------------------------
the conditions set forth in paragraph (b) below, in consideration of the Purchaser's delivery on each Subsequent Transfer Date to or upon the order of the Seller of the Subsequent Receivables Purchase Price set forth in the applicable Subsequent Purchase Agreement, the Seller does hereby sell, transfer, assign, set over, and otherwise convey to the Purchaser (subject to the obligations of the Seller herein), all right, title and interest of the Seller in and to (but none of the obligations of the Seller with respect to):

          (i) the Subsequent Receivables and all moneys received thereon on and after the applicable Subsequent Cutoff Date plus all related Payaheads as of the applicable Subsequent Cutoff Date;

          (ii) the security interests in the related Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables, any other right to realize upon property securing any Subsequent Receivable and any other interest of the Seller in such Financed Vehicles;

          (iii) any proceeds with respect to the Subsequent Receivables from claims on any Insurance Policies relating to the related Financed Vehicles or Obligors;

          (iv) proceeds of any recourse (but none of the obligations) to Dealers on Subsequent Receivables;

          (v) any Financed Vehicle that shall have secured a Subsequent Receivable and shall have been acquired by or on behalf of the Seller, the Purchaser or, upon the conveyance of the Subsequent Receivables to the Trust contemplated by the Pooling and Servicing Agreement, the Servicer or the Trust;

          (vi)  the related Receivable Files; and

          (vii)  the proceeds of any and all of the foregoing.

     (b) The Seller shall transfer to the Purchaser, and the Purchaser shall acquire, the Subsequent Receivables and the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to the related Subsequent Transfer
Date:

          (i) the Seller shall have delivered to the Purchaser a duly executed written assignment substantially in the form of Exhibit B (the "Subsequent Purchase Agreement"), which shall include a supplement to
     Schedule I listing the Subsequent Receivables being conveyed to the Purchaser on such Subsequent Transfer Date;

          (ii) the Funding Period shall not have terminated;

          (iii) (A) the weighted average APR of the Receivables in the Trust, including the Subsequent Receivables to be conveyed to the Purchaser, and by the Purchaser to the Trust, on such Subsequent Date (based on the characteristics of the Initial Receivables on the Initial
     Cutoff  Date  and   the  Subsequent  Receivables  on   their  respective
     Subsequent Cutoff Dates) shall not be less than       %, unless an
                                                     ------
additional deposit acceptable to the Rating Agencies is made to the Reserve Account pursuant to the Pooling and Servicing Agreement, (B) the weighted
                                      3
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     average remaining term  of the Subsequent Receivables to  be conveyed to the  Purchaser, and  by the Purchaser  to the Trust,  on such Subsequent
     Transfer Date shall not be greater than       months and (C) the Seller
                                             -----
     shall have  delivered to  the Purchaser  a letter  of a  firm of
     independent certified   public  accountants   confirming  the
     foregoing  and   covering substantially the same matters with  respect
     to the Subsequent Receivables as are set forth in Exhibit C hereto; and

          (iv) no selection procedures believed by the Seller to be adverse to the interests of the Certificateholders shall have been utilized in selecting the Subsequent Receivables.

     (c)  The Seller covenants to transfer  to the Purchaser pursuant to this
Section 2.02 Subsequent Receivables having an aggregate Principal Balance of $_______________.

     SECTION 2.03.  The Closing.  The sale and purchase of the Receivables
                    -----------
shall take place at a closing (the "Closing") at the offices of Brown & Wood,
One World  Trade  Center, New  York, New  York   10048 on  the Closing  Date,
simultaneously with the closing under the Pooling and Servicing Agreement.


                                 ARTICLE III

                        Representations and Warranties
                        ------------------------------

     SECTION 3.01.  Representations and Warranties of the Purchaser.  The
                    -----------------------------------------------
Purchaser hereby represents and warrants to the Seller as of the Closing Date and each Subsequent Transfer Date:

     (a)  Organization and Good Standing.  The Purchaser has been duly
          ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire and own the Receivables.

     (b)  Due Qualification.  The Purchaser is duly qualified to do business
          -----------------
as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

     (c)  Power and Authority.  The Purchaser has the power and authority to
          -------------------
execute  and deliver  this Agreement  and  to carry  out its  terms,  and the
execution,  delivery  and  performance  of  this   Agreement  has  been  duly
authorized by the Purchaser by all necessary corporate action.

     (d)  No Violation.  The consummation of the transactions contemplated
          ------------
by this Agreement and the fulfillment of the terms hereof do not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the certificate of incorporation or bylaws of the Purchaser, or any indenture, agreement or other instrument to which the Purchaser is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than the Pooling and Servicing Agreement); or violate any law or, to the best of the Purchaser's knowledge, any order, rule or regulation applicable to the Purchaser of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties.

     (e)  No Proceedings.  There are no proceedings or investigations pending
          --------------
or, to the Purchaser's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Purchaser or its properties: (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Purchaser of its obligations under, or the validity or enforceability of, this Agreement.

     SECTION 3.02.  Representations and Warranties of the Seller.  (a)  The
                    --------------------------------------------
Seller hereby represents and warrants to the Purchaser as of the Closing Date and each Subsequent Transfer Date:

            (i)  Organization and Good Standing.  The Seller has been duly
                 ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own and sell the Receivables.

           (ii)  Due Qualification.  The Seller is duly qualified to do
                 -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (iii)  Power and Authority.  The Seller has the power and authority
                 -------------------
to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

           (iv)  No Violation.  The consummation of the transactions
                 ------------
contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement); or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

            (v)  No Proceedings.  There are no proceedings or investigations
                 --------------
pending or, to the Seller's best knowledge, threatened before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties: (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

           (vi)  Principal Place of Business.  The principal place of
                 ---------------------------
business and chief executive office of the Seller are located at the place set forth in Section 6.08(a) and such location has not changed since the date the Seller was incorporated.

          (vii)  Use of Names.  The legal name of the Seller is the name used
                 ------------
by it in this Agreement and the Seller has not changed its name since _________________________ and does not have trade names, fictitious names, assumed names or "doing business" names.

         (viii)  Solvency.  The Seller is solvent and will not become
                 --------
insolvent after giving effect to the transactions contemplated in this Agreement; the Seller is paying its debts, if any, as they become due; the Seller, after giving effect to the transactions contemplated in this Agreement, will have adequate capital to conduct its business.

     (b) The Seller makes the following representations and warranties to the Purchaser in respect of the Receivables. The Seller agrees that the Purchaser's rights with respect to such representations and warranties shall be conveyed by the Purchaser to the Trust under the Pooling and Servicing Agreement. The Seller further agrees that the Trust may enforce any and all remedies for the breach of any such representations and warranties directly against the Seller. The Seller acknowledges and agrees that the Purchaser shall rely on such representations and warranties in accepting the Receivables. Such representations and warranties speak as of the execution and delivery of this Agreement, in the case of the Initial Receivables, and as of the applicable Subsequent Transfer Dates, in the case of the Subsequent Receivables, but shall survive the sale, transfer and assignment of the Initial Receivables and the Subsequent Receivables to the Purchaser and the subsequent sale, assignment and transfer of the Initial Receivables and the Subsequent Receivables to the Trust pursuant to the Pooling and Servicing Agreement and Transfer Agreement.

            (i)  Characteristics of Receivables.  Each Receivable (A) was
                 ------------------------------
originated in the United States of America by a Dealer for the retail sale of a Financed Vehicle in the ordinary course of such Dealer's business, was fully and properly executed by the parties thereto, was purchased by the Seller from such Dealer under an existing dealer agreement, and was validly assigned by such Dealer to the Seller in accordance with the terms of such dealer agreement, (B) has created a valid, subsisting and enforceable first priority security interest in favor of the Seller in the Financed Vehicle, which security interest is assignable by the Seller to the Purchaser and by the Purchaser to the Trust, (C) contains customary and enforceable provisions such that the rights and remedies of the holder thereof are adequate for realization against the collateral of the benefits of the security,
(D) provides for level monthly payments (provided that the payment in the first or last month in the life of the Receivable may be different from the level payments) that fully amortize the Amount Financed by maturity and yield interest at the Annual Percentage Rate, and (E) provides, in the event that such Contract is prepaid, for a prepayment that fully pays the Principal Balance of the Receivable and includes a full month's interest in the month of prepayment at the Annual Percentage Rate.

           (ii)  Schedule of Receivables.  The information set forth in
                 -----------------------
Schedule I to this Agreement and Schedule I to each Subsequent Purchase Agreement is true and correct in all material respects as of the opening of business on the applicable Cutoff Date, and no selection procedures believed to be adverse to the Certificateholders were or will be utilized in selecting the Initial Receivables or the Subsequent Receivable. The computer tape regarding the Initial Receivables made available to the Purchaser is true and correct in all respects.

          (iii)  Compliance with Law.  Each Receivable and the sale of the
                 -------------------
related Financed Vehicle complied at the time it was originated or made, and at the execution of this Agreement and each Subsequent Purchase Agreement complies, in all material respects with all requirements of applicable federal, state and local laws and regulations thereunder, including usury laws, the Federal Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act, the Federal Trade Commission Act, the Magnuson-Moss Warranty Act, the Federal Reserve Board's Regulations B and Z, and state adaptations of the National Consumer Act and of the Uniform Consumer Credit Code, and other consumer credit laws and equal credit opportunity and disclosure laws.

           (iv)  Binding Obligation.  Each Receivable represents the genuine,
                 ------------------
legal, valid and binding payment obligation in writing of the Obligor, enforceable by the holder thereof in accordance with its terms.

            (v)  No Government Obligor.  None of the Receivables is due from
                 ---------------------
the United States of America or any state or from any agency, department or instrumentality of the United States of America or any state.

           (vi)  Security Interest in Financed Vehicle.  Immediately prior
                 -------------------------------------
to the sale, assignment and transfer thereof to the Purchaser, each Receivable shall be secured by a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party or all necessary and appropriate actions have been commenced that will result in the perfection of a validly perfected first security interest in the Financed Vehicle in favor of the Seller as secured party.

          (vii)  Receivables in Force.  No Receivable has been satisfied,
                 --------------------
subordinated or rescinded, nor has any Financed Vehicle been released from the lien granted by the related Receivable in whole or in part.

         (viii)  No Waiver.  No provision of a Receivable has been waived
                 ---------
except by a writing constituting an amendment to the applicable Contract.

           (ix)  No Amendments.  No Receivable has been amended such that the
                 -------------
amount of the Obligor's scheduled payments has been increased.

            (x)  No Defenses.  No right of rescission, setoff, counterclaim
                 -----------
or defense has been asserted or threatened with respect to any Receivable.

           (xi)  No Liens.  To the best of the Seller's knowledge, no liens
                 --------
or claims have been filed for work, labor or materials relating to a Financed Vehicle that are liens prior to, or equal or coordinate with, the security interest in the Financed Vehicle created by any Receivable.

          (xii)  No Default.  No Receivable has a payment that is more than
                 ----------
___ days overdue as of the applicable Cutoff Date, and no default, breach, violation or event permitting acceleration under the terms of any Receivable has occurred; no Receivable has a first full payment that is ___ or more days overdue as of the applicable Cutoff Date; no continuing condition that with notice or the lapse of time would constitute a default, breach, violation or event permitting acceleration under the terms of any Receivable has arisen; and the Seller has not waived any of its rights regarding the occurrence of any of the foregoing.

         (xiii)  Insurance.  The Seller, in accordance with its customary
                 ---------
procedures, has determined that each Obligor has obtained physical damage insurance covering the Financed Vehicle and under the terms of the Receivable the Obligor is required to maintain such insurance.

          (xiv)  Title.  It is the intention of the parties hereto that the
                 -----
transfer and assignment herein contemplated constitute a sale of the Receivables from the Seller to the Purchaser, and that the beneficial interest in and title to the Receivables not be part of the debtor's estate in the event of the filing of a bankruptcy petition by or against the Seller under any bankruptcy law. No Receivable has been sold, transferred, assigned or pledged by the Seller to any Person other than to the Purchaser or pursuant to the Pooling and Servicing Agreement and Transfer Agreement. Immediately prior to the transfers and assignments herein contemplated, the Seller had good and marketable title to each Receivable free and clear of all Liens and, immediately upon the transfer thereof, the Purchaser shall have good and marketable title to each Receivable, free and clear of all Liens; and the transfer has been perfected under the UCC.

           (xv)  Lawful Assignment.  No Receivable was originated in, or is
                 -----------------
subject to the laws of, any jurisdiction under which the sale, transfer and assignment of such Receivable or any

Receivable under this Agreement or the Pooling and Servicing Agreement is unlawful, void or voidable.

          (xvi)  All Filings Made.  All filings (including UCC filings)
                 ----------------
necessary in any jurisdiction to give the Purchaser a first perfected ownership interest in the Receivables have been made.

         (xvii)  One Original.  There is only one executed original of each
                 ------------
Receivable.

        (xviii)  Maturity of Receivables.  Each Receivable has or will have
                 -----------------------
an original maturity of not more than ____ months; the weighted average remaining term of the Initial Receivables as of the Initial Cutoff Date is ______ months.

          (xix)  Scheduled Payments.  (A)  Each Receivable has a first
                 ------------------
Scheduled Payment due, in the case of Precomputed Receivables, or a scheduled due date, in the case of Simple Interest Receivables, not later than _____ days following the applicable Cutoff Date and (B) no Receivable has a final scheduled payment date later than the Final Scheduled Maturity Date.

           (xx)  Location of Receivable Files.  The Receivable Files are kept
                 ----------------------------
at one or more of the locations listed in Schedule II hereto.

          (xxi)  Outstanding Principal Balance.  The Amount Financed pursuant
                 -----------------------------
to each Receivable is at least $1,000.

         (xxii)  Financing.  Approximately ______% of the aggregate principal
                 ---------
balance of the Initial Receivables, constituting ______% of the number of Initial Receivables as of the Initial Cutoff Date, represent financing of used vehicles; the remainder of the Receivables represent financing of new vehicles; approximately ______% of the aggregate principal balance of the Initial Receivables as of the Initial Cutoff Date represent Precomputed Receivables; and the remainder of the Receivables represent Simple Interest Receivables. The aggregate Principal Balance of the Initial Receivables as of the Initial Cutoff Date is $___________________.

        (xxiii)  No Bankruptcies.  As of the applicable Cutoff Date, no
                 ---------------
Obligor on any Receivable was or will be noted in the related Receivable File as having filed for bankruptcy.

         (xxiv)  No Repossessions.  No Financed Vehicle securing any
                 ----------------
Receivable is in repossession status.

          (xxv)  Chattel Paper.  Each Receivable constitutes "chattel paper"
                 -------------
as defined in the UCC.

         (xxvi)  Underwriting Guidelines.  Each Receivable was originated by
                 -----------------------
the Dealer and purchased by the Seller in accordance with the underwriting guidelines set forth in Exhibit ____.

        (xxvii)  Servicing.  As of the applicable Cutoff Date each Receivable
                 ---------
was being serviced by the Servicer and no other person had a right to service such Receivable.

       (xxviii)  Full Amount Advanced.  The full principal amount of each
                 --------------------
Receivable has been advanced to the related Obligor, and there is no requirement for future advances thereunder. The Obligor with respect to each Receivable does not have any option thereunder to borrow from any person additional funds secured by the Financed Vehicle.

         (xxix)  Obligation to Dealers or Others.  The Purchaser and its
                 -------------------------------
assignees will assume no obligations to Dealers or other originators or prior holders of the Receivables (including, but not limited to obligations under dealer reserves) as a result of its purchase of the Receivables.

          (xxx)  Collection Practices.  The Collection practices utilized by
                 --------------------
any person servicing a Receivable in seeking payment under the documentation evidencing such Receivable have been in all respects legal, proper and customary in the automobile loan servicing business.

        (xxxii)  Prospectus Supplement.  The Prospectus Supplement dated
                 ---------------------
          to the Prospectus dated _____________________ relating to the Certificates does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading.

       (xxxiii)  Subsequent Transfer.  The representations and warranties of
                 -------------------
the Depositor in Section 3.01 of the Pooling and Servicing Agreement are true and correct.


                                  ARTICLE IV

                                  Conditions
                                  ----------

     SECTION 4.01.  Conditions to Obligation of the Purchaser.  The
                    -----------------------------------------
obligation of the Purchaser to purchase the Receivables is subject to the satisfaction of the following conditions:

     (a)  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Seller hereunder shall be true and correct on the Closing Date and each Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or the applicable Subsequent Transfer Date, as the case may be.

     (b)  Computer Files Marked.  The Seller shall, at its own expense, on
          ---------------------
or prior to the Closing Date or Subsequent Transfer Date, as applicable, indicate in its computer files that the Receivables have been sold to the Purchaser pursuant to this Agreement and will deliver to the Purchaser the Schedule of Receivables, certified by the Chairman, the President, a Vice President or the Treasurer to be true, correct and complete.

     (c)  Documents To Be Delivered by the Seller at the Closing.
          ------------------------------------------------------

          (i)  The Assignment.  At the Closing and on each Subsequent
               --------------
Transfer  Date,   the  Seller   will  execute   and  deliver   an  Assignment
substantially in the form of Exhibit A hereto.

          (ii) Evidence of UCC Filing.  On or prior to the Closing Date, the
               ----------------------
Seller shall record and file, at its own expense, a UCC-1 financing statement in each jurisdiction in which required by applicable law, executed by the Seller, as seller or debtor, and naming the Purchaser as purchaser or secured party, describing the Receivables and the other assets of the Trust, meeting the requirements of the laws of each such jurisdiction and in such manner as is necessary to perfect the sale, transfer, assignment and conveyance of the Receivables to the Purchaser. The Seller shall deliver a file-stamped copy or other evidence satisfactory to the Purchaser of such filing to the Purchaser on or prior to the Closing Date.

          (iii)     Other Documents.  Such other documents as the Purchaser
                    ---------------
may reasonably request.

     (d)  Other Transactions.  The transactions contemplated by the Pooling
          ------------------
and Servicing Agreement to be consummated on the Closing Date shall be consummated on such date.

     SECTION 4.02.  Conditions to Obligation of the Seller.  The obligation
                    --------------------------------------
of the Seller to sell the Receivables to the Purchaser is subject to the satisfaction of the following conditions:

     (a)  Representations and Warranties True.  The representations and
          -----------------------------------
warranties of the Purchaser hereunder shall be true and correct on the Closing Date and on each Subsequent Transfer Date with the same effect as if then made, and the Seller shall have performed all obligations to be performed by it hereunder on or prior to the Closing Date or Subsequent Transfer Date, as applicable.

     (b)  Receivables Purchase Price.  On the Closing Date and on each
          --------------------------
Subsequent Transfer Date, the Purchaser shall have delivered to the Seller the purchase price specified in Section 2.01 or 2.02, as applicable.


                                  ARTICLE V

                           Covenants of the Seller
                           -----------------------

     The Seller agrees with the Purchaser as follows:

     SECTION 5.01.  Protection of Right, Title and Interest.  (a)  Filings.
                    ---------------------------------------        -------
The Seller shall cause all financing statements and continuation statements and any other necessary documents covering the right, title and interest of the Seller and the Purchaser, respectively, in and to the Receivables and the other assets of the Trust to be promptly filed and at all times to be kept recorded, registered and filed, all in such manner and in such places as may be required by law fully to preserve and protect the right, title and interest of the Purchaser hereunder in and to the Receivables and the other assets of the Trust. The Seller shall deliver to the Purchaser file stamped copies of, or filing receipts for, any document recorded, registered or filed as provided above, as soon as available following such recordation, registration or filing. The Purchaser shall cooperate fully with the Seller in connection with the obligations set forth above and will execute any and all documents reasonably required to fulfill the intent of this paragraph.

     (b)  Name Change.  Within 15 days after the Seller makes any change in
          -----------
its name, identity or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Seller shall give the Purchaser notice of such change and, no later than 5 days after the effective date thereof, shall file such financing statements or amendments as may be necessary to continue the perfection of the Purchaser's interest in the Receivables and other assets of the Trust.

     (c)  Relocation.  The Seller shall have an obligation to give the
          ----------
Purchaser at least 60 days' prior written notice of any relocation of its principal executive office if, as a result of such relocation, the applicable provisions of the UCC would require the filing of any amendment of any previously filed financing or continuation statement or of any new financing statement and shall promptly file any such amendment or new financing statement. The Seller shall at all times maintain each office from which it shall service Receivables, and its principal executive office, within the United States of America.

     (d)  Notice.  If at any time the Seller shall propose to sell, grant a
          ------
security interest in, or otherwise transfer any interest in automotive receivables to any prospective purchaser, lender or other transferee, the Seller shall give to such prospective purchaser, lender or other transferee computer tapes, records or printouts (including any restored from backup archives) that, if they shall refer in any manner whatsoever to any Receivable, shall indicate clearly that such Receivable has been sold and is owned by the Purchaser. Should any third party inquire of the Seller as to the Receivables, the Seller will promptly indicate to such party that the Receivables have been sold to the Purchaser pursuant to this Agreement.

     SECTION 5.02.  Other Liens or Interests.  Except for the conveyances
                    ------------------------
hereunder and under the Pooling and Servicing Agreement and Transfer Agreement, the Seller will not sell, pledge, assign or transfer to any Person, or grant, create, incur, assume or suffer to exist any Lien on, or any interest
                                      10
in, to or under the Receivables, and the Seller shall defend the right, title and interest of the Purchaser in, to and under the Receivables against all claims of third parties claiming through or under the Seller; provided, however, that the Seller's obligations under this Section shall terminate upon the termination of the Trust pursuant to the Pooling and Servicing Agreement.

     SECTION 5.03.  Costs and Expenses.  The Seller agrees to pay all
                    ------------------
reasonable costs and disbursements in connection with the perfection, as against all third parties, of the Seller's or any of its assignees right, title and interest in and to the Receivables.

     SECTION 5.04.  Indemnification.  The Seller shall indemnify the
                    ---------------
Purchaser for any liability resulting from the failure of a Receivable to be originated in compliance with all requirements of law and for any breach of any of its representations and warranties contained herein and for any failure by the Seller to comply with its obligations under Sections 5.01 and
5.02 hereof. These indemnity obligations shall be in addition to any obligation that the Seller may otherwise have.


                                  ARTICLE VI

                           Miscellaneous Provisions
                           ------------------------

     SECTION 6.01.  Obligations of Seller.  The obligations of the Seller
                    ---------------------
under this Agreement shall not be affected by reason of any invalidity, illegality or irregularity of any Receivable.

     SECTION 6.02.  Repurchase Events.  The Seller hereby covenants and
                    -----------------
agrees with the Purchaser for the benefit of the Purchaser, the Trustee, the Certificateholders and their respective assignees that the occurrence of a breach of any of the Seller's representations and warranties contained in
Section 3.02(b), unless such breach shall have been cured by the last day of the Collection Period following the Seller's discovery or receipt of notice thereof, shall constitute an event obligating the Seller to purchase as of such last day any Receivable with respect to which such breach occurred if such breach has a material and adverse effect on the interests of the
Purchaser or the Trust in and to such Receivable (each, a "Repurchase Event"), at the Purchase Amount from the Purchaser or, upon the assignment contemplated by the Pooling and Servicing Agreement, from the Trust. The repurchase obligation of the Seller shall constitute the sole remedy (other than that provided by Section 5.04) of the Purchaser, the Trust, the Trustee or the Certificateholders against the Seller with respect to any Repurchase Event.

     SECTION 6.03.  Purchaser Assignment of Repurchased Receivables.  With
                    -----------------------------------------------
respect to all Receivables repurchased by the Seller pursuant to this Agreement, the Purchaser shall assign, without recourse, representation or warranty, to the Seller all the Purchaser's right, title and interest in and to such Receivables and all security and documents relating thereto.

     SECTION 6.04.  The Trust.  The Seller acknowledges and agrees that
                    ---------
(a) the Purchaser will, pursuant to the Pooling and Servicing Agreement and the Transfer Agreement, sell the Initial Receivables and the Subsequent Receivables to the Trust and assign its rights under this Agreement to the Trust and (b) the representations and warranties contained in this Agreement and the rights of the Purchaser under this Agreement, including under Section 6.02, are intended to benefit the Trust and the Certificateholders. The Seller hereby consents to all such sales and assignments and agrees that the Trustee may exercise the rights of the Purchaser and enforce the obligations of the Seller hereunder directly and without the consent of the Purchaser.

     SECTION 6.05.  Amendment.  This Agreement may be amended from time to
                    ---------
time, with prior written notice to each Rating Agency, by a written amendment duly executed and delivered by the Seller and the Purchaser, to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to add any other provision with respect to matters or questions arising under this Agreement that are not inconsistent with the provisions of this

Agreement or the Pooling and Servicing Agreement; provided  that  such
amendment  shall  not,  in  the   Opinion  of  Counsel satisfactory to the
Trustee, materially and adversely affect the interest of any Certificateholder in the Trust or the Receivables. This Agreement may also be amended by the Seller and the Purchaser, with prior written notice to each Rating Agency and the consent of holders of Certificates representing at least a majority of the Certificate Balance for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Certificateholders in the Trust or Receivables; provided, however, that no such amendment may (i) increase or reduce in any manner the amount of, or accelerate or delay the timing of, collections of payments on Receivables or distributions that are required to be made for the benefit of Certificateholders or (ii) reduce the aforesaid percentage of the Certificates that is required to consent to any such amendment, without the consent of the holders of all the outstanding Certificates.

     SECTION 6.06.  Accountants' Letters.  (a) _________________________
                    --------------------
will review the characteristics of the Initial Receivables and will compare those characteristics to the information with respect to the Initial
Receivables contained in the Prospectus Supplement; (b) the Seller will cooperate with the Purchaser and _________________________ in making available all information and taking all steps reasonably necessary to permit such accountants to complete the review set forth in clause (a) above and to deliver the letters required of them under the Prospectus Supplement;
(c) ________________________ will deliver to the Purchaser a letter, dated the date of the Prospectus Supplement, in the form previously agreed to by the Seller and the Purchaser, with respect to the financial and statistical information contained in the Prospectus Supplement and with respect to such other information as may be agreed in the form of letter.

     SECTION 6.07.  Waivers.  No failure or delay on the part of the
                    -------
Purchaser, or any assignee of the Purchaser, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy.

     SECTION 6.08.  Notices.  All demands, notices and communications under
                    -------
this Agreement shall be in writing, personally delivered or mailed by certified mail, return receipt requested, or by recognized overnight courier or by facsimile confirmed by delivery or mail as described above, and shall be deemed to have been duly given upon receipt (a) in the case of the Seller, to ________________________________________; (b) in the
case of the Purchaser, to Financial Asset Securities Corp., ________________ _________________________; (c) in the case of the Rating Agencies, to
___________________________________; or as to each of the foregoing, at such other address as shall  be designated by written notice to the other parties.

     SECTION 6.09.  Costs and Expenses.  The Seller shall pay all expenses
                    ------------------
incident to the performance of its obligations under this Agreement and all reasonable out-of-pocket costs and expenses of the Purchaser, excluding fees and expenses of counsel, in connection with the perfection as against third parties of the Purchaser's right, title and interest in and to the Receivables and the enforcement of any obligation of the Seller hereunder.

     SECTION 6.10.  Representations of the Seller and the Purchaser.  The
                    -----------------------------------------------
respective agreements, representations, warranties and other statements by the Seller and the Purchaser set forth in or made pursuant to this Agreement shall remain in full force and effect and will survive the sales and assignments referred to in Section 6.04.

     SECTION 6.11.  Confidential Information.  The Purchaser agrees that it
                    ------------------------
will neither use nor disclose to any Person the names and addresses of the Obligors, except in connection with the enforcement of the Purchaser's rights hereunder, under the Receivables, under the Pooling and Servicing Agreement or any other Basic Document or as required by any of the foregoing or by law.

     SECTION 6.12.  Headings and Cross-References.  The various headings in
                    -----------------------------
this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to Section names or numbers are to such Sections of this Agreement.

     SECTION 6.13.  GOVERNING LAW.  THIS AGREEMENT AND THE ASSIGNMENT SHALL
                    -------------
BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER OR THEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

     SECTION 6.14.  Counterparts.  This Agreement may be executed in two or
                    ------------
more counterparts and by different parties on separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers duly authorized as of the date and year first above written.


                              _________________________, as Seller





                              By:  ______________________________
                                   Name:
                                   Title:


                              FINANCIAL ASSET SECURITIES CORP.,
                                 as Purchaser




                              By:  ______________________________
                                   Name:
                                   Title:

                                                                   SCHEDULE I



                           Schedule of Receivables
                           -----------------------


                         (To Be Delivered at Closing)

                                                                  SCHEDULE II



                         Location of Receivable Files
                         ----------------------------

                                                                    EXHIBIT A


                                  ASSIGNMENT

     For value received, in accordance with the Receivables Purchase Agreement dated as of ____________________________, between ________________, a ____________ corporation, as seller (the "Seller"), and
FINANCIAL ASSET SECURITIES CORP., a Delaware corporation, as purchaser (the "Purchaser"), the Seller does hereby sell, assign, transfer and otherwise convey unto the Purchaser, without recourse (subject to the obligations of the Seller in the Receivables Purchase Agreement), all right, title and interest of the Seller in and to (but none of the obligations of the Seller with respect to) (i) the (Initial) (Subsequent) Receivables and all moneys received thereon on and after the applicable Cutoff Date plus all Payaheads as of the applicable Cutoff Date; (ii) the security interests in the Financed Vehicles granted by the Obligors pursuant to the Receivables, any other right to realize upon property securing a Receivable and any other interest of the Seller in such Financed Vehicles; (iii) any proceeds with respect to Receivables from claims on any Insurance Policies relating to the Financed Vehicles or Obligors; (iv) the proceeds of any recourse (but none of the obligations) to Dealers on Receivables; (v) any Financed Vehicle that shall have secured a Receivable and shall have been acquired by or on behalf of the Purchaser, or, upon the assignment contemplated by the Pooling and Servicing Agreement, the Servicer or the Trust; (vi) the Receivable Files; and (vii) the proceeds of any and all of the foregoing. The foregoing sale does not constitute and is not intended to result in any assumption by the Purchaser of any obligation of the undersigned to the Obligors, insurers, Dealers or any other person in connection with the Receivables, Receivable Files, any insurance policies or any agreement or instrument relating to any of them.

     This Assignment is made pursuant to and upon the representations, warranties and agreements on the part of the undersigned contained in the Receivables Purchase Agreement.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Receivables Purchase Agreement dated as of __________, between __________, as Seller, and Financial Asset Securities Corp., as Purchaser.

     IN WITNESS WHEREOF, the undersigned has caused this Assignment to be duly executed as of ______________________________.


                              --------------------------------------------



                              By:  ___________________________________
                                   Name:
                                   Title:

                                                                    EXHIBIT B

                    Form of Subsequent Purchase Agreement

TRANSFER No. ____ OF SUBSEQUENT RECEIVABLES dated as of __________________, between FINANCIAL ASSET SECURITIES CORP., as purchaser (the
"Purchaser"), and _________________________, as seller (the "Seller"), pursuant to the Receivables Purchase Agreement referred to below.


                                   Recitals

     WHEREAS  the Seller  and  the  Purchaser are  parties  to a  Receivables
Purchase  Agreement   dated  as   of  ___________________   (as  amended   or
supplemented from time to time, the "Receivables Purchase Agreement");

     WHEREAS pursuant to the Receivables Purchase Agreement, the Seller wishes to convey the Subsequent Receivables to the Purchaser; and

     WHEREAS, the Purchaser is willing to accept such conveyance subject to the terms and conditions hereof;

     NOW, THEREFORE, the Seller and the Purchaser hereby agree as follows:

     1.   Defined Terms.  Capitalized terms used herein shall have the
          -------------
meanings ascribed to them in the Receivables Purchase Agreement unless otherwise defined herein.

     "Subsequent Cutoff Date" shall mean, with respect to the Subsequent
      ----------------------
Receivables conveyed hereby, _________________________.

     "Subsequent Transfer Date" shall mean, with respect to the Subsequent
      ------------------------
Receivables conveyed hereby, ____________________.

     2.   Schedule of Receivables.  Annexed hereto is a supplement to
          -----------------------
Schedule I to the Receivables Purchase Agreement listing the Receivables that constitute the Subsequent Receivables to be conveyed pursuant to this Agreement on the Subsequent Transfer Date.

     3.   Conveyance of Subsequent Receivables.  In consideration of the
          ------------------------------------
Purchaser's delivery to or upon the order of the Seller of $____________, the Seller does hereby sell, transfer, assign, set over and otherwise convey to the Purchaser, without recourse (except as provided in the Receivables Purchase Agreement), all right, title and interest of the Seller in and to (but none of the obligations of the Seller with respect to):

          (a) the Subsequent Receivables and all moneys received thereon on or after the Subsequent Cutoff Date plus all related Payaheads as of the Subsequent Cutoff Date;

          (b) the security interests in the Financed Vehicles granted by Obligors pursuant to the Subsequent Receivables, any other right to realize upon property securing any Subsequent Receivable and any other interest of the Seller in such Financed Vehicles;

          (c) any proceeds with respect to the Subsequent Receivables from claims on any Insurance Policies relating to the Financed Vehicles or Obligors;

          (d) proceeds of any recourse (but none of the obligations) to Dealers on Subsequent Receivables;

          (e) any Financed Vehicle that shall have secured a Subsequent Receivable and shall have been acquired by or on behalf of the Seller, the Purchaser or, upon the conveyance of the Subsequent Receivables to the Trust contemplated in the Pooling and Servicing Agreement, the Servicer or the Trust;

          (f)  the related Receivable Files; and

          (g)  the proceeds of any and all of the foregoing.

     4.   Representations and Warranties of the Seller.  The Seller hereby
          --------------------------------------------
represents and warrants to the Purchaser as of the date of this Agreement and as of the Subsequent Transfer Date that:

          (a)  Legal, Valid and Binding Obligation.  This Agreement
               -----------------------------------
constitutes a legal, valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a suit at law or equity).

          (b)  Organization and Good Standing.  The Seller has been duly
               ------------------------------
organized and is validly existing as a corporation in good standing under the laws of the State of ____________, with the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and has, the power, authority and legal right to acquire, own, sell, transfer and assign the Receivables.

          (c)  Due Qualification.  The Seller is duly qualified to do
               -----------------
business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals, in all jurisdictions in which the ownership or lease of its property or the conduct of its business shall require such qualifications.

          (d)  Power and Authority.  The Seller has the power and authority
               -------------------
to execute and deliver this Agreement and to carry out its terms; the Seller has full power and authority to sell and assign the property sold and assigned to the Purchaser hereby and has duly authorized such sale and assignment to the Purchaser by all necessary corporate action; and the execution, delivery and performance of this Agreement has been duly authorized by the Seller by all necessary corporate action.

          (e)  No Violation.  The consummation of the transactions
               ------------
contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time) a default under, the articles of incorporation or bylaws of the Seller, or any indenture, agreement or other instrument to which the Seller is a party or by which it is bound, or result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement or other instrument (other than this Agreement), or violate any law or, to the best of the Seller's knowledge, any order, rule or regulation applicable to the Seller of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties.

          (f)  No Proceedings.  There are no proceedings or investigations
               --------------
pending or, to the Seller's best knowledge, threatened, before any court, regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Seller or its properties (i) asserting the invalidity of this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) seeking any determination or ruling that might materially and adversely affect the performance by the Seller of its obligations under, or the validity or enforceability of, this Agreement.

          (g)  Insolvency.  As of the Subsequent Cutoff Date and the
               ----------
Subsequent Transfer Date, neither the Seller nor the Purchaser is insolvent nor will either of them have been made insolvent after giving effect to the conveyance set forth in Section 3 of this Agreement, nor is either of them aware of any pending insolvency.

          (h)  Principal Balance.  The aggregate Principal Balance of the
               -----------------
Subsequent Receivables listed on the supplement to Schedules I annexed hereto and conveyed to the Purchaser pursuant this Agreement as of the Subsequent Cutoff Date is $__________.

     5.   Conditions Precedent.  The obligation of the Purchaser to acquire
          --------------------
the Receivables hereunder is subject to the satisfaction, on or prior to the Subsequent Transfer Date, of the following conditions precedent:

          (a)  Representations and Warranties.  Each of the representations
               ------------------------------
and warranties made by the Seller in Section 4 of this Agreement and in the Receivables Purchase Agreement shall be true and correct as of the date of this Agreement and as of the Subsequent Transfer Date.

          (b)  Purchase Agreement Conditions.  Each of the conditions set
               -----------------------------
forth in Sections 2.02(b) and 4.01 of the Receivables Purchase Agreement applicable to the conveyance of Subsequent Receivables shall have been satisfied.

          (c)  Collections.  The Seller shall have delivered to the Purchaser
               -----------
for deposit to the Collection Account all collections in respect of Subsequent Receivables required to be deposited by the Purchaser to the Collection Account pursuant to Section __________ of the Pooling and Servicing Agreement.

          (d)  Delivery of Assignment.  The Seller shall have delivered an
               ----------------------
Assignment substantially in the form of Exhibit A to the Receivables Purchase Agreement.

          (e)  Additional Information.  The Seller shall have delivered to
               ----------------------
the Purchaser such information as was reasonably requested by the Purchaser to satisfy itself as to (i) the accuracy of the representations and warranties set forth in Section 4 of this Agreement and the Receivables Purchase Agreement and (ii) the satisfaction of the conditions set forth in this Section 5.

     6.   Ratification of Agreement.  As supplemented by this Agreement, the
          -------------------------
Receivables Purchase Agreement is in all respects ratified and confirmed and the Receivables Purchase Agreement as so supplemented by this Agreement shall be read, taken and construed as one and the same instrument.

     7.   Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts (and by different parties in separate counterparts), each of which shall be an original but all of which together shall constitute one and the same instrument

     8.   Governing Law.  This Subsequent Purchase Agreement shall be
          -------------
construed in accordance with the laws of the State of New York, without reference to its conflict of law provisions, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     IN WITNESS WHEREOF, the Seller and the Purchaser have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.



                              FINANCIAL ASSET SECURITIES CORP.,
                               as Purchaser



                              By:  ___________________________________
                                   Name:
                                   Title:


                              ______________________________________,
                               as Seller



                              By:  ___________________________________
                                   Name:
                                   Title:

                                                                    Exhibit C

                         Form of Accountants' Letter

                                      1